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Exhibit 10.4

AMENDED AND RESTATED CREDIT AGREEMENT

    THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 10, 2000, is by and between REUTER MANUFACTURING, INC., a corporation organized under the laws of the State of Minnesota (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

    WHEREAS, Borrower and Lender have entered into a Financing Agreement dated December 3, 1997 as amended from time to time (the "Existing Agreement"); and

    WHEREAS, the Borrower and the Lender wish to make certain revisions to and restate in its entirety the Existing Agreement as hereinafter provided;

    NOW, THEREFORE, in consideration of the premises, the sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

    Section 1.1  Defined Terms.  As used in this Agreement the following terms shall have the following respective meanings:

    "Accounts":  Each and every right to payment of Borrower, whether such right to payment arises out of a sale or lease of goods by Borrower, or other disposition of goods or other property of Borrower, out of a rendering of services by Borrower, out of a loan by Borrower, out of damage to or loss of goods in the possession of a railroad or other carrier or any other bailee, out of overpayment of taxes or other liabilities of Borrower, or which otherwise arises under any contract or agreement, or from any other cause, whether such right to payment now exists or hereafter arises and whether such right to payment is or is not yet earned by performance and howsoever such right to payment may be evidenced, together with all other rights and interest (including all liens and security interests) which Borrower may at any time have by law or agreement against any account debtor (as defined in the Uniform Commercial Code in effect in the State of Minnesota) or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; specifically (but without limitation), the term includes all present and future instruments, documents, chattel papers, accounts and contract rights of Borrower.

    "Advance":  As defined in Section 2.1(a).

    "Affiliate":  When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent or more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

    "Borrowing Base":  As defined in Section 2.5.

    "Borrowing Base Certificate":  As defined in Section 2.5.

    "Business Day":  Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open at the location of the Lender.

    "Change in Control":  The occurrence, after the Closing Date, of any one entity owning, directly or indirectly, securities of the Borrower representing 10% of the securities of the Borrower entitled to vote in the election of directors.

    "Closing Date":  Any Business Day between the date of this Agreement and September 30, 2000 selected by the Borrower for the making of the initial Advance on the Revolving Loan hereunder; provided that all the conditions precedent to the obligation of the Lender to make the initial Advance on the Revolving Loan, as set forth in Article III, have been, or, on such Closing Date, will be, satisfied. The Borrower shall give the Lender not less than one Business Day's prior notice of the day selected as the Closing Date.

    "Commitments":  The Revolving Commitment and the Term Loan Commitments.

    "Default":  Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

    "Eligible Accounts":  Accounts owned by the Borrower which the Lender, in its sole and absolute discretion, deems eligible for Advances, but which, at a minimum, are subject to a first priority perfected security interest in favor of the Lender and not subject to any assignment, claim or Lien other than the Lien in favor of the Lender and other Liens consented to by the Lender in writing, but specifically excluding (a) Accounts which are not earned; (b) Accounts which are unpaid more than ninety (90) days after the original invoice date; (c) Accounts owed by debtors 25% or more of whose Accounts owed are otherwise ineligible; (d) Accounts representing progress billings, or retainages, or for work covered by any payment or performance bond; (e) Accounts owed by any of the Borrower's Affiliates; (f) Accounts owed by debtors not located in the United States, unless supported by a letter of credit issued by a U.S. bank in favor of the Borrower which has been delivered to the Lender; (g) Accounts as to which any warranty or representation contained in any security agreement or other agreement of the Borrower with or given to the Lender with respect to any such Account is untrue in any material respect; (h) Accounts as to which the account debtor has disputed liability, or made any claim with respect to any other Account due from such account debtor to the Borrower; (i) Accounts subject to setoff; (j) Accounts as to which the account debtor has filed a petition for bankruptcy or any other petition for relief under the Bankruptcy Code, assigned any assets for the benefit of creditors, or if any petition or other application for relief under the Bankruptcy Code has been filed against the account debtor, or if the account debtor has failed, suspended business, become insolvent, or has had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; (k) Accounts owed by any government or government agency; (l) Accounts evidenced by a promissory note or other instrument; and (m) Accounts as to which the Lender reasonably believes that collection of any such Account is insecure or that any such Account may not be paid by reason of the account debtor's financial inability to pay.

    "Event of Default":  Any event described in Section 7.1.

    "GAAP":  Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

    "Lien":  With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

    "Loan Documents":  This Agreement, the Note, and any documents described in Section 3.1(a)(vii).

    "Mortgage":  A Security Agreement of even date executed by the Lender in form and substance satisfactory to Lender.

    "Note":  As defined in Section 2.3

    "Obligations":  shall mean (a) all indebtedness, liabilities and obligations of the Borrower to Lender of every kind, nature or description under this Agreement, including the Borrower's obligation on any Note and any note or notes hereafter issued in substitution or replacement thereof, (b) all liabilities of the Borrower under the Security Agreement, and (c) any and all other liabilities and obligations of the Borrower to the Lender of every kind, nature and description, whether direct or indirect or hereafter acquired by the Lender from any Person, absolute or contingent, regardless of how such liabilities arise or by what agreement or instrument they may be evidenced, and in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

    "Person":  Any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

    "Reference Rate":  The rate of interest from time to time publicly announced by the Lender as its "reference rate." The Lender may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under the Note which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate changes.

    "Regulatory Change":  Any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

    "Revolving Commitment":  The obligation of the Lender to make Advances to the Borrower on the Revolving Loan in an aggregate principal amount outstanding at any time not to exceed the Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

    "Revolving Commitment Amount":  As defined in Section 2.1(a).

    "Revolving Credit Availability":  The lesser of all of the Revolving Commitment Amount minus outstanding Advances or (b) the Borrowing Base minus outstanding Advances.

    "Revolving Loan":  As defined in Section 2.1(a).

    "Revolving Maturity Date":  As defined in Section 2.1(a).

    "Security Agreement":  A Security Agreement of even date executed by the Lender in form and substance satisfactory to Lender.

    "Subsidiary":  Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more Subsidiaries.

    "Term Loan A":  As defined in Section 2.1(b).

    "Term Loan B":  As defined in Section 2.1(c).

    "Term Loan C":  As defined in Section 2.1(d).

    "Term Loans":  Term Loan A, Term Loan B and Term Loan C.

    Section 1.2  Accounting Terms and Calculations.  Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

    Section 1.3  Other Definitional Terms, Terms of Construction.  The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and the like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or." All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements. All covenants, terms, definitions and other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Note is irrevocably paid in full and the Revolving Commitment is terminated.

ARTICLE II
TERMS OF LENDING

    Section 2.1  The Commitments.  On the terms and subject to the conditions hereof, the Lender agrees to make the following lending facilities available to the Borrower:

      2.1(a)  Revolving Credit.  A revolving loan (the "Revolving Loan") to the Borrower available as advances ("Advances") at any time and from time to time from the Closing Date to October 1, 2002 (the "Revolving Maturity Date"), during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, provided, that the unpaid principal amount of revolving Advances shall not at any time exceed $1,500,000 (the "Revolving Commitment Amount"); and provided, further, that no revolving Advance will be made if, after giving effect thereto, the unpaid principal amount of the Advances would exceed the Borrowing Base.

      2.1(b)  Term Loan.  A term loan ("Term Loan A") from the Lender to the Borrower on the Closing Date in the amount of $2,800,000 (the "Term Loan A Commitment Amount").

      2.1(c)  Term Loan B.  A term loan ("Term Loan B") from the Lender to the Borrower on the Closing Date in the amount of $1,100,000 ("Term Loan B Commitment Amount").

      2.1(d)  Term Loan C.  A term loan ("Term Loan C") from the Lender to the Borrower on the Closing Date in the amount of $1,400,000 ("Term Loan C Commitment Amount").

Notwithstanding any provision hereof, this Agreement and the Revolving Commitment shall terminate and the Lender shall have no obligation hereunder if the Term Loan hereunder has not been made by September 30, 2000, provided, however, that the obligations of the Borrower under Section 8.2 shall survive any such termination.

    Section 2.2  Procedure for Advances and the Term Loans.  Any request by the Borrower for an Advance on the Revolving Loan shall be in writing or by telephone and must be given so as to be received by the Lender not later than 10:00 (Minneapolis time) on the requested Advance date. Each request for an Advance shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Advance date and after giving effect to such Advance the applicable conditions specified in Article III have been and will continue be satisfied. Each request for an Advance shall specify (i) the requested Advance date (which must be a Business Day) and (ii) the amount of such Advance which shall be in a minimum amount of $10,000. Unless the Lender determines that any applicable condition specified in Article III has not been satisfied, the Lender will make available to the Borrower at the Lender's principal office in

Minneapolis, Minnesota in immediately available funds not later than 5:00 PM (Minneapolis time) on the requested Advance date the amount of the requested Advance.

    Section 2.3  The Note.  The Advances on the Revolving Loan and the Term Loans shall be evidenced by a single amended and restated promissory note of the Borrower (the "Note"), substantially in the form of Exhibit 2.3 hereto. The Lender shall enter in its ledgers and records the payments made on the Term Loans and the amount of each Advance made and the payments made thereon, and the Lender is authorized by the Borrower to enter on a schedule attached to the Note a record of such Advances and payments.

    Section 2.4  Interest Rates, Interest Payments and Default Interest.  Interest shall accrue and be payable on the unpaid balance of the Advances at a floating rate per annum equal to the sum of the Reference Rate plus 0% (the latter being the "Applicable Revolving Margin"); provided, however, that upon the happening of any Event of Default, then, at the option of the Lender, the Advances shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Revolving Margin, plus (c) 4%. Interest shall accrue and be payable on the unpaid balance of Term Loan A at a fixed rate equal to 10% per annum; provided, however, that upon the happening of any Event of Default, then, at the option of the Lender, Term Loan A shall thereafter bear interest at a fixed rate equal to 12% per annum. Interest shall accrue and be payable on the unpaid balance of Term Loan B at a floating rate per annum equal to the sum of the Reference Rate plus 1.0% (the latter being the "Applicable Term Margin"); provided, however, that upon the happening of any Event of Default, then, at the option of the Lender, Term Loan B shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Term Margin, plus (c) 2%. Term Loan C shall be non-interest bearing. Interest shall be payable monthly in arrears on the first day of each month and upon final payment of the Advances. Interest on Term Loan A and Term Loan B shall be payable as provided in Term Loan A and Term Loan B.

    Section 2.5  Borrowing Base and Mandatory Prepayment.  The Borrowing Base shall be equal to (i) until September 30, 2002 the sum of 80% of the face value of Eligible Accounts plus $250,000 and (ii) if the Revolving Maturity Date is extended pursuant to Section 2.10 from October   , 2002 and thereafter 80% of the face value of Eligible Accounts. The Borrower shall deliver borrowing base certificates in the form attached hereto (a "Borrowing Base Certificate") to the Lender not less than weekly. Each such certificate shall state the amount of Eligible Accounts and the Borrowing Base as of the end of the previous month or the date of the Lender's request, as appropriate. Any limitations on advances or required prepayments relating to the Borrowing Base shall be based on the latest borrowing base certificate the Borrower shall have delivered to the Lender. If the principal balance of the Advances at any time exceeds the Borrowing Base, the Borrower shall immediately prepay the Advances by the amount of that excess.

    Section 2.6  Repayment and Prepayment.

      2.6(a)  Repayment of the Advances.  Principal of the Advances shall be payable in full on the Revolving Maturity Date. The Borrower may prepay the Advances, in whole or in part, at any time, without premium or penalty. Amounts prepaid on the Advances under this Section may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement.

      2.6(b)  Repayment of Term Loan A.  Principal of Term Loan A is payable as provided in the Note. The Borrower may prepay Term Loan A at any time without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Amounts so prepaid cannot be reborrowed.

      2.6(c)  Repayment of Term Loan B.  Principal of Term Loan B is payable as provided in the Note. The Borrower may prepay Term Loan B at any time without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Amounts so prepaid cannot be reborrowed.

      2.6(d)  Repayment of Term Loan C.  Principal of Term Loan C is payable as provided in the Note. The Borrower may prepay Term Loan C at any time without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Amounts so prepaid cannot be reborrowed.

    Section 2.7  Computation.  Revolving Commitment Fees and interest on the Note shall be computed on the basis of actual days elapsed and a year of 360 days.

    Section 2.8  Capital Adequacy.  In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on the Lender's capital or the capital of its parent corporation (by an amount the Lender deems material) as a consequence of the Commitments and/or the Advances to a level below that which the Lender or its parent corporation could have achieved but for such Regulatory Change (taking into account the Lender's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within five days after written notice and demand from the Lender, pay to the Lender additional amounts sufficient to compensate the Lender or its parent corporation for such reduction. Any determination by the Lender under this Section and any certificate as to the amount of such reduction given to the Borrower by the Lender shall be final, conclusive and binding for all purposes, absent error.

    Section 2.9  Use of Proceeds.  The proceeds of the initial Revolving Advance shall be used to satisfy obligations to the Lender under the Existing Agreement. Any remaining balance of the initial Revolving Advance and the proceeds of any subsequent Revolving Advance shall be used for the Borrower's general business purposes in a manner not in conflict with any of the Borrower's covenants in this Agreement. The proceeds of the Term Loans shall be used to satisfy obligations to the Lender under the Existing Agreement.

    Section 2.10  Extension of the Revolving Maturity Date.  The Borrower may, by written notice given to the Lender, at least 30 days but not more than 60 days prior to the Revolving Maturity Date requests in writing an extension of the Revolving Maturity Date for an additional period of one year. The Borrower may do a maximum of three times and if no Default or Event of Default then exists, the Revolving Maturity Date shall be extended for such year. In the case of any such extension, the "Revolving Maturity Date" shall be the last day of the period to which such extension has been granted.

ARTICLE III
CONDITIONS PRECEDENT

    Section 3.1  Conditions of Initial Revolving Advance and Term Loans.  The obligation of the Lender to make the initial Advance on the Revolving Loan and the Term Loans hereunder shall be subject to the prior or simultaneous fulfillment of each of the following conditions:

      3.1(a)  Documents.  The Lender shall have received the following:

         (i) The Note executed by a duly authorized officer (or officers) of the Borrower and dated the Closing Date.

        (ii) A copy of the corporate resolutions of the Borrower authorizing the execution, delivery and performance of this Agreement and the Note and containing an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute this Agreement and the Note, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower and certifying that there has been no change to the Articles of Incorporation or Bylaws of the Borrower since true and correct copies were last delivered to the Lender.

        (iii) The opinion of counsel to the Borrower covering such matters as the Lender may request.

        (iv) The Security Agreement.

        (v) The Mortgage.

        (vi) The initial Borrowing Base Certificate required under Section 2.5.

       (vii) Evidence, satisfactory to the Lender of an infusion of equity into the Borrower in an amount not less than $800,000.

       (viii) A copy of an executed stock purchase agreement between the Borrower and Richard McNamara, James R. Reissner, Michael Tate or Activar, Inc.

        (ix) Evidence of a restructuring of accounts payable with Borrower's trade vendors, satisfactory to the Lender in its sole discretion.

      3.1(b)  Other Matters.  All organizational and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents, including records of corporate proceedings, which it may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper Borrower or governmental authorities.

      3.1(c)  Fees and Expenses.  The Lender shall have received all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Lender payable pursuant to Section 8.2.

      3.1(d)  Perfection.  The Security Agreement (or financing statements with respect thereto) shall have been appropriately filed to the satisfaction of the Lender and the priority and perfection of the Lien created thereby shall have been established to the satisfaction of the Lender. The Mortgage shall have been appropriately filed to the satisfaction of the Lender and the priority and perfection of the Lien created thereby shall have been established to the satisfaction of the Lender.

    Section 3.2  Conditions Precedent to all Advances.  The Lender shall not have any obligation to make the Term Loans or any Advance on the Revolving Loan (including Advances after the initial Advance) hereunder unless all representations and warranties of the Borrower made in this Agreement remain true and correct and no Default or Event of Default exists.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants to the Lender:

    Section 4.1  Organization, Standing, Etc.  The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Note and to perform its obligations hereunder and thereunder. This Agreement and the Note have been duly authorized by all necessary corporate action and when executed and delivered will be the legal and binding obligations of the Borrower. The execution and delivery of this Agreement and the Note will not violate the Borrower's Articles of Incorporation or bylaws or any law applicable to the Borrower. No governmental consent or exemption is required in connection with the Borrower's execution and delivery of this Agreement and the Note.

    Section 4.2  Financial Statements and No Material Adverse Change.  The Borrower's unaudited financial statements as at December 31, 1999 (shall be substantially in agreement with its audited financial statement not yet released for the period ending December 31, 1999) and its unaudited financial statements as at July 31, 2000, as heretofore furnished to the Lender, have been prepared in accordance with GAAP. The Borrower has no material obligation or liability not disclosed in such financial statements, and there has been no material adverse change in the condition of the Borrower since the dates of such financial statements.

    Section 4.3  Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if determined adversely to the Borrower, would have, a material adverse effect on the condition of the Borrower. The Borrower is not in violation of any law or regulation (including environmental laws and regulations and laws relating to employee benefit plans) where such violation could reasonably be expected to impose a material liability on the Borrower.

    Section 4.4  Taxes.  The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower).

    Section 4.5  Subsidiaries.  The Borrower has no Subsidiaries except for EPR, Inc. and Reuter Recycling of Florida, Inc.

ARTICLE V
AFFIRMATIVE COVENANTS

    Until the Revolving Commitment shall have expired or been terminated and the Note and all of the Borrower's other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

    Section 5.1  Financial Statements and Reports.  The Borrower will furnish to the Lender:

    5.1(a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of at least statements of income, cash flow and changes in stockholders' equity, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized national standing selected by the Borrower and acceptable to the Lender.

    5.1(b) As soon as available and in any event within 30 days after the end of each month, unaudited financial statements for the Borrower for such month and for the period from the beginning of such fiscal year to the end of such month, substantially similar to the annual audited statements.

    5.1(c) As soon as practicable and in any event within 30 days after the end of each month, a Compliance Certificate in the form of Exhibit 5.1(c) hereto and a statement signed by the chief financial officer of the Borrower stating that as at the end of such month there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

    5.1(d) Immediately upon any officer of the Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

    5.1(e) Concurrently with each request for an Advance, and in any event not less than weekly, a Borrowing Base Certificate.

    5.1(f) As soon as practicable and in any event within fifteen days of the end of each month, (i) a listing of all Accounts, together with an aging of all accounts and a reconciliation of such accounts against the listing submitted pursuant hereto for the immediately preceding month, and (ii) a listing of all accounts payable, together with an aging of all accounts payable all in form and substance satisfactory to the Lender.

    5.1(g) As soon as practicable and in any event within thirty days of the end of each quarter, a customer listing including the contact person, addresses and phone numbers of each account debtor.

    5.1(h) Within five days after the due date, proof of payment or deposit, when due, of all withholding and F.I.C.A. taxes owing by the Borrower from time to time, in form and substance satisfactory to the Lender by a payroll service satisfactory to the Lender and whose services the Borrower shall at all times retain.

    5.1(i) From time to time, such other information regarding the business, operation and financial condition of the Borrower as the Lender may reasonably request.

    Section 5.2  Corporate Existence.  The Borrower will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower from enforcing its rights with respect to any material asset or would expose the Borrower to any material liability.

    Section 5.3  Insurance.  The Borrower will maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

    Section 5.4  Payment of Taxes and Claims.  The Borrower will file all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property.

    Section 5.5  Inspection.  The Borrower will permit any Person designated by the Lender to visit and inspect any of the properties, books and financial records of the Borrower, to examine and to make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with its officers at such reasonable times and intervals as the Lender may designate. The Borrower shall also allow the Lender and its agents to conduct periodic collateral audits of the Borrower's accounts and inventory at such intervals as the Lender may choose, and the Borrower shall pay the Lender's costs of such audits (provided that the Borrower shall not be require to pay for more than two collateral audits in any calendar year).

    Section 5.6  Maintenance of Properties.  The Borrower will maintain its properties in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

    Section 5.7  Books and Records.  The Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

    Section 5.8  Compliance.  The Borrower will comply in all material respects with all laws, rules and regulations to which it may be subject.

    Section 5.9  Notice of Litigation.  The Borrower will give prompt written notice to the Lender of the commencement of any action, suit or proceeding affecting the Borrower.

    Section 5.10  Plans.  The Borrower will maintain any employee benefit plans in compliance with all material requirements of applicable laws and regulations.

    Section 5.11  Making of Payments; Application of Collections; Charging of Accounts.

   5.11(a) All payments hereunder (including payments with respect to any Note) shall be made without set-off or counterclaim and shall be made to the Lender in immediately available funds (or as the Lender may otherwise consent) prior to 2:00 p.m., Minneapolis time, on the date due at its office at U.S. Bank Place, 601 Second Avenue South, Minneapolis, MN 55402-4302, or at such other place as may be designated by Lender to the Borrower in writing from time to time. Unless Lender shall otherwise consent, all loan payments shall be made by the Borrower through the Collateral Account (as that term is defined in the Security Agreement). Amounts on deposit in the Collateral Account at the end of each Business Day will be applied to the Loans and the other Obligations by the Lender on the next succeeding Business Day in such order as the Lender, in its sole discretion, shall determine. Borrower acknowledges that deposits made and other items credited to the Collateral Account are subject to applicable laws and regulations governing availability of funds and to Lender's funds availability requirements, and may not be immediately available for application to the Loans or the other Obligations.

   5.11(b) The Borrower authorizes the Lender to, and the Lender will, subject to the provisions of this Section 5.11(b), apply the whole or any part of any amounts received by the Lender (whether deposited in the Collateral Account or otherwise received by the Lender) from the collection of items of payment and proceeds of any Collateral against the principal and/or interest of any Loans made hereunder and/or any other Obligations, whether or not then due, in such order of application as the Lender may determine, unless such payments or proceeds are, in the Lender's sole and absolute discretion, released to the Borrower. No checks, drafts or other instruments received by the Lender shall constitute final payment to the Lender unless and until such item of payment has actually been collected. All items or amounts which are delivered to the Lender by or on behalf of any Borrower or any obligor or any account debtor on account of partial or full payment or otherwise as proceeds of any of the Collateral (including any items or amounts which may have been deposited to the Collateral Account) may from time to time, in the Lender's sole and absolute discretion, be released to the Borrower or may be applied by the Lender towards such of the Obligations, whether or not then due, in such order of application as the Lender may determine. Notwithstanding anything to the contrary herein, (i) solely for purposes of determining the occurrence of an Event of Default hereunder, all cash, checks, instruments and other items of payment shall be deemed received upon actual receipt by the Lender unless the same is subsequently dishonored for any reason whatsoever, (ii) solely for purposes of determining whether there is Revolving Credit Availability, all cash, checks, instruments and other items of payment shall be applied against the Obligations no later than the first Business Day following receipt thereof by the Lender in Minneapolis, Minnesota or the first Business Day following the initiation by the Lender of an ACH transaction from the Collateral Account, and (iii) solely for purposes of interest calculation hereunder, all cash, checks, instruments and other items of payment shall be deemed to have been applied against the Obligations no later than the second Business Day following receipt thereof by the Lender in Minneapolis, Minnesota or the second Business Day following the initiation by the Lender of an ACH transaction from the Collateral Account.

   5.11(c) The Borrower hereby irrevocably authorize the Lender and the Lender may, in its sole and absolute discretion, at any time and from time to time, pay all or any portion of any Obligations including, without limitation, interest, attorneys' fees and other fees, costs and expenses of the Lender for which any Borrower is liable pursuant to the terms of the Loan Documents, by charging any bank account of any Borrower maintained with Lender or by advancing the amount thereof to the Borrower as an Advance and applying the proceeds of such Loan against such Obligations; provided, however, that the provisions of this Section 5.11(c) shall not affect the Borrowers' obligation to pay when due all amounts payable by any Borrower under any of the Loan Documents whether or not there are sufficient funds therefor in any such bank account of any Borrower with Lender, or sufficient Revolving Credit Availability.

   5.11(d) Subject to the rights granted to the Lender in paragraph 5 of the Security Agreements, all ledger sheets or cards, invoices, shipping records, correspondence, and other writings relating to accounts shall, until delivered to the Lender or removed by the Lender from the Borrower's premises, be kept on the Borrower's premises without cost to the Lender in appropriate containers in safe places.

   5.11(e) Upon the Lender's demand for payment, the Lender may remove from the Borrower's premises all books and records, correspondence, documents and files relating to accounts; and the Lender may without cost or expense to the Lender use such of the Borrower's personnel, supplies, space and equipment at the Borrower's place of business as the Lender may desire for the handling of collections. The Borrower will pay any and all out of pocket expenses and cost of collection (including reasonable attorney fees) incurred by the Lender in the Lender's handling of or effort to enforce collections.

   5.11(f) The Borrower warrants that, except as may be disclosed in the lists of Accounts furnished to the Lender: each customer billing statement correctly states the subject matter and terms of sale; the merchandise conforms thereto and is in all respects acceptable to the customer; the date of the billing statement is not prior to the date of shipment; the Account is not subject to any dispute, defense, offset or counterclaim; the account debtor is not a subsidiary or affiliated company; and the Borrower has no reason to believe the Account will not be paid in the regular course of business. The Borrower will notify the Lender promptly of any event, circumstance or communication with respect to any Account that is inconsistent with the foregoing representation.

ARTICLE VI
NEGATIVE COVENANTS

    Until the Revolving Commitment shall have expired or been terminated and the Note and all of the Borrower's other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

    Section 6.1  Merger.  The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution)

    Section 6.2  Sale of Assets.  The Borrower will not sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales and leases of inventory in the ordinary course of business.

    Section 6.3  Dividends.  The Borrower will not pay any dividends or otherwise make any distributions on, or redemptions of, any of its outstanding stock.

    Section 6.4  Payments to Investors and Affiliates.  The Borrower will not compensate, Richard McNamara, James R. Reissner, Michael Tate or Activar, Inc., or any of their Affiliates(including without limitation, salary, bonus, management fees, consulting agreements and incentive compensation of any type) in an amount in excess of $100,000 (excluding salary paid to Michael Tate) in the aggregate in any of Borrower's fiscal years. The Borrower will not enter into a transaction with any Affiliate, officer of or investor in the Borrower (i) which requires the Borrower to pay more than $5,000 in the aggregate for management fees and (ii) except upon fair and reasonable terms no less favorable than the Borrower would obtain in a comparable arm's-length transaction with a person not an Affiliate, officer of or investor in Borrower.

    Section 6.5  Investments.  The Borrower will not make any loans, advances or extensions of credit to any other Person (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) or purchase or acquire any stock or other debt or equity securities of or any interest in any other Person or any integral part of any business or the assets comprising such business or part thereof, except for:

    6.5(a) Investments in readily marketable direct obligations issued or unconditionally guaranteed by the United States government or any agency thereof and supported by the full faith and credit of the United States.

    6.5(b) Certificates of deposit or bankers' acceptances issued by any commercial Bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Lender.

    6.5(c) Commercial paper given the highest rating by a nationally recognized rating service.

    6.5(d) Repurchase agreements relating to securities of the kind described in subsection (a) of this Section.

    6.5(e) Other readily marketable investments in debt securities which are reasonably acceptable to the Lender.

    6.5(f) Travel advances to officers and employees in the ordinary course of business.

Any investments under clauses (a), (b), (c) or (d) above must mature within one year of the acquisition thereof by the Borrower.

    Section 6.6  Indebtedness.  The Borrower will not borrow any money or issue any bonds, debentures or other debt securities or otherwise become obligated on any interest-bearing indebtedness except (i) for the Term Loan and Advances under this Agreement and (ii) leases that require aggregate monthly payments not to exceed $15,000.

    Section 6.7  Liens.  The Borrower will not create, incur, assume or suffer to exist any Lien, or enter into any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements except:

    6.7(a) Liens granted to the Lender.

    6.7(b) Liens existing on the date of this Agreement and disclosed on Exhibit 6.7 hereto.

    6.7(c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations arising in the ordinary course of business of the Borrower.

    6.7(d) Liens for taxes, fees, assessments and governmental charges not delinquent.

    6.7(e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due.

    6.7(f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

    6.7(g) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower.

    Section 6.8  Contingent Obligations.  The Borrower will not guarantee or otherwise become liable on the indebtedness of any other Person.

    Section 6.9  Change of Control.  The Borrower will not permit a Change of Control to occur.

    Section 6.10  Net Income.  The Borrower will not permit its net income for the fiscal year ending December 31, 2002 to be less than $1.00.

ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES

    Section 7.1  Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default:

    7.1(a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Note or any other obligations of the Borrower to the Lender pursuant to this Agreement.

    7.1(b) Any representation or warranty made by or on behalf of the Borrower in this Agreement or by or on behalf of the Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

    7.1(c) The Borrower shall fail to comply with Sections 5.2 or 5.3 or any Section of Article VI.

    7.1(d) The Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for ten calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Lender, (ii) the date the Borrower should have given notice of such failure to the Lender pursuant to Section 5.1, or (iii) the date the Lender gives notice of such failure to the Borrower.

    7.1(e) The Borrower shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or for a substantial part of the property thereof, or the Borrower shall make an assignment for the benefit of creditors.

    7.1(f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower.

    7.1(g) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower.

    7.1(h) A judgment or judgments for the payment of money in excess of the sum of $50,000 in the aggregate shall be rendered against the Borrower.

    7.1(i) The maturity of any material indebtedness of the Borrower (other than indebtedness under this Agreement) shall be accelerated, or the Borrower shall fail to pay any such material indebtedness when due (after the lapse of any applicable grace period) or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such indebtedness to cause, such material indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, indebtedness of the Borrower shall be deemed "material" if it exceeds $25,000 as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this Section has occurred.

    7.1(j) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower shall be taken or attempted to be taken.

    7.1(k) Any default shall occur under any other Loan Document.

    Section 7.2  Remedies.  If (a) any Event of Default described in Sections 7.1 (e), (f) or (g) shall occur with respect to the Borrower, the Revolving Commitment shall automatically terminate and the Note and all other obligations of the Borrower to the Lender under this Agreement shall automatically become immediately due and payable, or (b) any other Event of Default shall occur and be continuing, then the Lender may (i) declare the Revolving Commitment terminated, whereupon the Commitment shall terminate, and (ii) declare the Note and all other obligations of the Borrower to the Lender under this Agreement to be forthwith due and payable, whereupon the same shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence the Lender may exercise all rights and remedies under this Agreement, the Note and any related agreements and under any applicable law.

    Section 7.3  Offset.  In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes the Lender to set off all sums owing by the Borrower to the Lender against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Lender.

ARTICLE VIII
MISCELLANEOUS

    Section 8.1  Modifications.  Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modifications, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

    Section 8.2  Costs and Expenses.  Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses paid or incurred by the Lender (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Lender) in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of this Agreement and the Note. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

    Section 8.3  Waivers, etc.  No failure on the part of the Lender or the holder of either Note to exercise and no delay in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any right or remedy the Lender otherwise has.

    Section 8.4  Notices.  Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Lender under Article II hereof shall be deemed to have been given only when received by the Lender.

    Section 8.5  Successors and Assigns; Disposition of Loans.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder without the prior written consent of the Lender. The Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Revolving Commitment and the Term Loan and/or Advances to banks or other financial institutions. The Lender may disclose any information regarding the Borrower in the Lender's possession to any prospective buyer or participant.

    Section 8.6  Governing Law and Construction.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE Note SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

    Section 8.7  Consent to Jurisdiction.  AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE Note MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

    Section 8.8  Waiver of Jury Trial.  EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE AND ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

    Section 8.9  Captions.  The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

    Section 8.10  Entire Agreement.  This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

    Section 8.11  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

REUTER MANUFACTURING, INC.
	By	/s/ Michael J. Tate
	Print	Name	Michael J. Tate
	Title	President
Borrower's Address: 410 11th Avenue South Hopkins, MN 55343
U.S. BANK NATIONAL ASSOCIATION
	By	/s/ William Sweeney
	Print	Name	William Sweeney
	Title	Vice President
Lender's Address: U.S. Bank National Association 601 Second Avenue South Minneapolis, MN 55402-4302 Fax (612) 973-2851

EXHIBIT 2.3 TO
CREDIT AGREEMENT

AMENDED AND RESTATED NOTE

$6,800,000	October 10, 2000 Minneapolis, Minnesota

    FOR VALUE RECEIVED, REUTER MANUFACTURING, INC., a corporation organized under the laws of the State of Minnesota, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Lender") at its main office in Minneapolis, Minnesota, in lawful money of the United States of America in immediately available funds the principal amount of SIX MILLION EIGHT HUNDRED THOUSAND DOLLARS AND NO CENTS ($6,800,000), and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding.

    The principal hereof and interest hereon is payable as follows:

    (A) interest on the Advances (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) at the rates and times set forth in the Credit Agreement. The Advances are payable on the Revolving Maturity Date;

    (B) on Term Loan A in consecutive installments of $27,020 each, beginning on November 1, 2000 and on the first day of each month thereafter through September 1, 2005 and one final payment on October 1, 2005 in the amount of the entire remaining balance. Each such installment shall be applied first to interest and the balance to principal.

    (C) on Term Loan B (i) in payments of accrued interest only payable in arrears on November 1, 2000, December 1, 2000 and on January 1, 2001, and (ii) principal and interest payments in consecutive installments of $36,500 each, beginning on February 1, 2001 and on the first day of each month thereafter through December 1, 2003 and one final payment on January 1, 2004 in the amount of the entire remaining balance. Each such installment shall be applied first to interest and the balance to principal.

    (D) Term Loan C is payable on September 30, 2003, provided however, that Term Loan C shall be forgiven in the event (i) the Advances, Term Loan A and Term Loan B are all paid in full on or before September 30, 2003, or (ii) on October 1, 2003 if the Borrower has fully complied with the terms of the Credit Agreement and no Default or Event of Default exists.

    This note is the Amended and Restated Note referred to in the Amended and Restated Credit Agreement dated as of October 10, 2000 (as the same may be hereafter from time to time amended, restated or modified, the "Credit Agreement") between the undersigned and the Lender. This note is secured, it is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement. This note is issued in combination, substitute and replacement but not in payment of indebtedness owed to the Lender by the Borrower under that Financing Agreement dated as of December 3, 1997, a Term Note in the original principal amount of $2,400,000 dated as of December 3, 1997 (as amended from time to time) from the Borrower to the Lender a Term Note in the original principal amount of $270,000 dated as of December 3, 1997 (as amended from time to time) from the Borrower to the Lender.

    In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

    THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING

EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

REUTER MANUFACTURING, INC.
By
Title

BORROWING BASE CERTIFICATE

REUTER MANUFACTURING, INC.

    Borrowing Base Certificate for the period ended            , 20

    This Borrowing Base Certificate is delivered in accordance with the Credit Agreement dated as of October 10, 2000 between U.S. Bank National Association (the "Lender") and Reuter Manufacturing ("the Borrower"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings set forth for such terms therein. All amounts are as of the date shown above except as otherwise stated herein.

    I certify that the following amounts were correctly determined according to the Credit Agreement:

Total Receivables		$		(A)

Receivables 90 + Days	$

Other Ineligibles	$

Total Ineligible		$		(B)

Eligible Receivables (A) - (B)		$		(C)

Borrowing Base (80% of (C))		$		(D)

Receivables Over Advances			$250,000.00	(E)

Total Borrowing Base (D) + (E)		$		(F)

Outstanding Advances		$		(G)

Availability (F) - (G)		$		(H)

    I hereby certify that all payroll and unemployment taxes are current as of this date.

    For the purpose of inducing the Lender to extend credit to the Borrower pursuant to the Credit Agreement, the Borrower hereby certifies that the foregoing information is true and correct in all respects. The Borrower further certifies that all amounts outstanding under the Note were properly authorized for the benefit of the Borrower and constitute obligations of the Borrower in accordance with the terms of the Credit Agreement. The Borrower further certifies that no circumstances or conditions exist at the date of the Borrowing Base Certificate which constitute an Event of Default.

REUTER MANUFACTURING, INC.
By
Title
Dated	, 20

EXHIBIT 5.1(c) TO
CREDIT AGREEMENT

[FORM OF COMPLIANCE CERTIFICATE]

To: U.S. Bank National Association

THE UNDERSIGNED HEREBY CERTIFIES THAT:

    (1) I am the duly elected chief financial officer of REUTER MANUFACTURING, INC. (the "Borrower");

    (2) I have reviewed the terms of the Amended and Restated Credit Agreement dated as of October 10, 2000 between REUTER MANUFACTURING, INC., a corporation organized under the laws of the State of Minnesota, (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION (the "Lender") (the "Credit Agreement") and I have made, or have caused to be made under my supervision, a detailed review of the transaction and conditions of the Borrower during the accounting period covered by the Attachment hereto; and

    (3) The examination described in paragraph (2) did not disclose, and I have no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event which constitutes a Default or an Event of Default (as such terms are defined in the Credit Agreement) during or at the end of the accounting period covered by Attachment hereto or as of the date of this Certificate, except as described below (or on a separate attachment to this Certificate). The following exceptions set forth, in detail, the nature of the condition or event, the period during which has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event.

    The foregoing certification, together with the computations in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of            ,      , pursuant to Section 5.1 (c) of the Credit Agreement.

REUTER MANUFACTURING, INC.
By:
Name:

ATTACHMENT TO COMPLIANCE CERTIFICATE
AS OF            ,
WHICH PERTAINS TO THE PERIOD
FROM             ,      TO            ,
FOR THE FISCAL YEAR ENDING             ,

In Compliance
Net Income (Minimum of $1 at fiscal year end December 31, 2002) (Section 6.10)	Actual	$	Yes	No

CERTIFICATE OF SECRETARY OF
REUTER MANUFACTURING, INC.

    I,            , hereby certify to U.S. Bank National Association that I am the Secretary of Reuter Manufacturing, Inc., a corporation organized under the laws of the State of Minnesota (the "Company") and that the following resolutions have been duly adopted by the Board of Directors of the Company in a manner authorized by the laws of the State of Minnesota:

      "WHEREAS, the Company wishes to borrow money from U.S. Bank National Association (the "Lender"), and for that purpose intends to enter into a Credit Agreement with the Lender.

      RESOLVED, the Company shall enter into an Amended and Restated Credit Agreement with the Lender under which the Company may obtain loans up to $6,800,000; and the            or any            of the Company is hereby authorized at any time and from time to time to execute and deliver to the Lender such Amended and Restated Credit Agreement and any promissory notes, security agreements, mortgages, subordination agreements, pledge agreements, assignments of life insurance, reimbursement agreements, or amendments to any of the foregoing as may be contemplated or required pursuant to such Amended and Restated Credit Agreement or otherwise, all in such form as such officer may determine and approve (such determination and approval to be established conclusively by such officer's execution and delivery of such Amended and Restated Credit Agreement and any such related documents and instruments).

      FURTHER RESOLVED, that the            or any            of the Company is hereby authorized at any time and from time to time to sell, assign, transfer, mortgage, create security interests in and pledge to the Lender the real property, goods, instruments, documents, securities, chattel paper, accounts, contract rights and other intangibles and any other property now owned or hereafter acquired by the Company, either absolutely for such consideration as such officer may determine to be appropriate or as security for the payment or performance of any or all debts, liabilities and obligations of every type and description now or at any time hereafter owed to the Lender by the Company, on such terms as such officer may approve, and to do such other acts or things in connection therewith or pursuant thereto as such officer may determine to be appropriate (such determination and approval to be established conclusively by the instrument executed or action taken by such officer).

      FURTHER RESOLVED, it is hereby acknowledged that each and every note, guaranty, security agreement and other instrument made pursuant to the foregoing resolutions is and will be made and given for the corporate purposes of this Company.

      FURTHER RESOLVED, the Secretary or Assistant Secretary shall certify to the Lender the names and signatures of the persons who presently are duly elected, qualified and acting as the officers authorized to act under the foregoing resolutions, and the Secretary or Assistant Secretary shall from time to time hereafter, upon a change in the facts so certified, immediately certify to the Lender the names and signatures of the persons then authorized to sign or to act; the Lender shall be fully protected in relying on such certificates and on the obligation of the Secretary or an Assistant Secretary immediately to certify to the Lender any change in any fact certified, and the Lender shall be indemnified and saved harmless by the Company from any and all claims, demands, expenses, costs and damages resulting from or growing out of honoring or relying on the signature or other authority (whether or not properly used) of any officer whose name and signature was so certified, or refusing to honor any signature or authority not so certified."

    I further certify that the foregoing resolutions have not been amended or revoked and are in full force and effect on the date hereof.

    I further certify that the Articles of Incorporation and the Bylaws of the Company have not been amended since true and correct copies were last delivered to the Lender and are in full force and effect on the date hereof.

    I further certify that the Board of Directors of the Company has, and at the time of adoption of the foregoing resolutions had, full power and lawful authority to adopt the foregoing resolutions and to confer the powers therein granted upon the officers designated, and that such officers have full power and authority to exercise the same.

    I further certify that the officers whose names appear below have been duly elected to and now hold the offices in the Company set forth opposite their respective names and that the signature appearing opposite the name of each of such officer is authentic and official:

Name	Title	Specimen Signature

    I further certify that shareholder approval of the foregoing resolutions is not required and said resolutions are effective and binding on the Company without approval by its shareholders.

Dated

Secretary
Attest by a Director

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AMENDED AND RESTATED CREDIT AGREEMENT
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
ARTICLE II TERMS OF LENDING
ARTICLE III CONDITIONS PRECEDENT
ARTICLE IV REPRESENTATIONS AND WARRANTIES
ARTICLE V AFFIRMATIVE COVENANTS
ARTICLE VI NEGATIVE COVENANTS
ARTICLE VII EVENTS OF DEFAULT AND REMEDIES
ARTICLE VIII MISCELLANEOUS
AMENDED AND RESTATED NOTE
REUTER MANUFACTURING, INC.
[FORM OF COMPLIANCE CERTIFICATE]
ATTACHMENT TO COMPLIANCE CERTIFICATE AS OF , WHICH PERTAINS TO THE PERIOD FROM , TO , FOR THE FISCAL YEAR ENDING ,
CERTIFICATE OF SECRETARY OF REUTER MANUFACTURING, INC.